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                                                                      Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statements (No. 333-13095 and No. 333-82021) on Form S-8 and Form S-3/A, respectively, of Kyzen Corporation of our report dated February 6, 2004, with respect to the balance sheet of Kyzen Corporation as of December 31, 2003, and the related statements of income, shareholders' equity and comprehensive income, and cash flows for the year then ended, which report appears in the December 31, 2003 annual report on Form 10-KSB of Kyzen Corporation.

/s/  KPMG LLP

Nashville, Tennessee

March 30, 2004